Morgan Stanley European Growth Fund Inc.
                     Item 77(o) 10f-3 Transactions
                  April 1, 2001 - September 30, 2001

Securit  Date of   Price   Shares   % of    Total         Purcha  Broker
y        Purchase  Of      Purchas  Assets  Issued        sed
                   Shares  ed                             By
                                                          Fund
Inditex  06/22/01    Euro   264,900 0.170%          Euro  0.1873  Schrode
Inc.                14.70                   2,079,035,06  %       r
                                                    7.90          Salomon
                                                                  Smith
                                                                  Barney
Infineo  07/14/01    Euro   192,140 0.250%          Euro  0.420%  Goldman
n                   25.00                   1,304,350,00          Sachs
                                                       0
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